Exhibit 26(h)(xx)

Amendment No. 29 to Participation Agreement between

Transamerica Series Trust and Western Reserve dated May 1, 2008

AMENDMENT NO. 29 TO

PARTICIPATION AGREEMENT

BETWEEN

TRANSAMERICA SERIES TRUST (formerly, AEGON/Transamerica Series Trust) AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Amendment No. 29 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between Transamerica Series Trust and Western Reserve Life Assurance Co. of Ohio (the “Parties”).

Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:

AMENDED SCHEDULE B

Effective May 1, 2008

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:	WRL Series Life Account
WRL Series Annuity Account
Separate Account VA U

Separate Account VA V

WRL Series Life Account G

Separate Account VA AA

Policies:	The Equity Protector
WRL Freedom Equity Protector
WRL Freedom SP Plus
WRL Freedom Variable Annuity
WRL Freedom Attainer®
WRL Freedom Bellwether®
WRL Freedom Conqueror ®
WRL Freedom Wealth Protector
WRL Freedom Wealth Creator®
WRL Financial Freedom Builder
WRL Freedom Elite
WRL Freedom Premier®
WRL Freedom Access®
WRL Freedom Enhancer®
WRL Freedom SelectSM Variable Annuity
WRL Freedom Elite Builder
WRL Freedom Elite Advisor
WRL Freedom Premier® II
WRL Freedom Access® II
WRL Freedom Enhancer® II
WRL Freedom Premier® III Variable Annuity
WRL Xcelerator
WRL Freedom Elite Builder II
WRL Freedom Multiple
WRL Freedom Elite Builder III
WRL ForLife

WRL Benefactor
WRL Capital Creator
WRL Freedom Advisor
WRL Freedom Asset Advisor
WRL Evolution

AMENDED SCHEDULE B (continued)

Portfolios:	Transamerica Series Trust. – each Portfolio has an Initial Class and a Service Class of Shares except as noted

Transamerica American Century Large Company Value VP

Transamerica Asset Allocation – Conservative VP

Transamerica Asset Allocation – Growth VP

Transamerica Asset Allocation – Moderate VP

Transamerica Asset Allocation – Moderate Growth VP

Transamerica International Moderate Growth VP

Transamerica BlackRock Large Cap Value VP

Transamerica Capital Guardian Global VP

Transamerica Capital Guardian U.S. Equity VP

Transamerica Capital Guardian Value VP

Transamerica Clarion Global Real Estate Securities VP

Transamerica JPMorgan Enhanced Index VP

Transamerica Jennison Growth VP

Transamerica Legg Mason Partners All Cap VP

Transamerica MFS High Yield VP

Transamerica MFS International Equity VP

Transamerica Marsico Growth VP

Transamerica PIMCO Total Return VP

Transamerica T. Rowe Price Equity Income VP

Transamerica T. Rowe Price Growth Stock VP

Transamerica T. Rowe Price Small Cap VP

Transamerica Templeton Global VP

Transamerica Third Avenue Value VP

Transamerica Balanced VP

Transamerica Convertible Securities VP

Transamerica Equity VP

Transamerica Equity II VP (Service Class Shares currently not being offered)

Transamerica Growth Opportunities VP

Transamerica Money Market VP

Transamerica Science & Technology VP

Transamerica Small/Mid Cap Value VP

Transamerica U.S. Government Securities VP

Transamerica Value Balanced VP

Transamerica Index 50 VP

Transamerica Index 75 VP

Transamerica Munder Net50 VP

Transamerica JPMorgan Core Bond VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica Third Avenue Value VP

Transamerica Van Kampen Mid-Cap Growth VP

Transamerica Federated Market Opportunity VP

(Signatures on the following page)

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed this 1st day of May, 2008, in its name and on its behalf by its duly authorized representative.

TRANSAMERICA SERIES TRUST	WESTERN RESERVE LIFE ASSURANCE	CO. OF OHIO

By its authorized officer,	By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Arthur D. Woods
Christopher A. Staples	Arthur D. Woods
Title:	Vice President	Title:	Vice President